          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Roseville Telephone Company
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          Roseville Telephone Company
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                          ROSEVILLE TELEPHONE COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Roseville Telephone Company (hereinafter called the Company) will be held at the Company's Industrial Avenue Facility, 8150 Industrial Avenue, Building A, Roseville, California, on Friday, June 17, 1994 at 8:00 o'clock P.M., for the following purposes:

        1.  To elect a Board of five (5) Directors; and

        2. To transact such other business as may properly come before the meeting.

     Only shareholders of record on the books of the Company as of 5:00 o'clock P.M., May 6, 1994 will be entitled to vote at the meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                           (SIG)

                                                      THOMAS E. DOYLE
                                                         Secretary

     SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

Roseville, California, April 29, 1994.

                          ROSEVILLE TELEPHONE COMPANY

                                  P.O. BOX 969

                               211 LINCOLN STREET

                          ROSEVILLE, CALIFORNIA 95678

                                 APRIL 29, 1994

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors of Roseville Telephone Company (hereinafter called the Company) to be used at the Annual Meeting of Shareholders on June 17, 1994, or any adjournment thereof, for the purposes set forth in the foregoing notice. Any shareholder may revoke his or her proxy at any time prior to its use by written communication to the Secretary of the Company or by attendance at the Annual Meeting and voting in person.

     The approximate date of mailing to shareholders of notice of annual meeting and this proxy statement is April 29, 1994.

                               VOTING SECURITIES

     The Company has only one class of voting security, its Common Stock, entitled to one vote per share and, as explained below, to cumulative voting in the election of Directors. Only shareholders of record at 5:00 o'clock P.M. on May 6, 1994, will be entitled to vote at the Annual Meeting. As of the close of business on February 28, 1994, there were 13,399,194 shares of the Company's Common Stock outstanding. On February 28, 1994, no person was known by the Company to be the beneficial owner of more than five percent of its issued and outstanding Common Stock, except as follows:

                                                      AMOUNT AND NATURE      PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP     CLASS
- - -------------------------------------------------  -----------------------   -----------
Roseville Telephone Company Retirement
  Supplement Plan................................          923,055(1)            6.9%
P.O. Box 969
Roseville, California 95678

- - ----------

(1) Shared voting and investment power.

     In voting for Directors, each shareholder is entitled to vote his shares for as many persons as there may be Directors to be elected, to accumulate his votes and give one nominee votes equal to the number of Directors multiplied by the number of shares of stock owned by him, or to distribute his votes upon the same principle among as many nominees as he thinks fit. Shares cannot be voted at the meeting unless the owner is present or represented by proxy. The five candidates for election as Directors at the Annual Meeting of Shareholders who receive the highest number of affirmative votes will be elected. Any other matters submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company present or represented and entitled to vote at the meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

                             ELECTION OF DIRECTORS

     The following persons are nominees for Director to serve until the next Annual Meeting of Shareholders and until their successor shall have been elected and shall qualify. The nominees constitute the present Board of Directors, three of whom were elected at the last Annual Meeting of Shareholders of the Company. Brian H. Strom and John R. Roberts III were elected to the Board of Directors effective at the adjournment of its December 1993 meeting to fill the vacancies created by the retirements of Bill P. Sheppard and C. Doulton Burner. During 1993, the Board of Directors held twelve regular meetings, of which no incumbent Director then serving attended less than 75 percent. The Company's Board of Directors has no standing audit or nominating committee. In January 1994 the Board of Directors constituted a Compensation Committee, composed of independent Directors, whose functions include the review of and recommendations with respect to officers' compensation, the review of officer performance and consideration of benefit issues generally. The Compensation Committee members are Ralph E. Hoeper, who serves as Chairman, and John R. Roberts III.

     Shares represented by the proxy will be voted and the proxies will vote for the election of all the nominees to the Board of Directors, except to the extent that authority to vote for particular nominees has been withheld. If any person is unable or unwilling to serve as a nominee for the office of Director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. The management has no reason to believe that any of the nominees will be unable to serve if elected a Director. The present Directors and Officers (consisting of six individuals) beneficially owned, as of February 28, 1994, an aggregate 638,664 shares, or 4.8% of the Company's Common Stock. In respect to the nominees and all the Directors and Officers as a group, the following information is furnished as of February 28, 1994:

                                                                               SHARES OF
                                       PRINCIPAL OCCUPATION AND                 COMPANY      PERCENT
                                          BUSINESS EXPERIENCE         DIRECTOR BENEFICIALLY    OF
           NAME              AGE          FOR PAST FIVE YEARS         SINCE    OWNED(1)       CLASS
- - ---------------------------  ---   ---------------------------------  ------   ---------    ---------
Robert L. Doyle(2)(3)......  75    Chairman of the Board of            1954     291,047       2.2%
                                     Directors of the Company;
                                     President and Chief Executive
                                     Officer of the Company from
                                     1954 to 1993.
Brian H. Strom(4)..........  51    President and Chief Executive Of-   1993       5,701          *
                                     ficer of the Company (since De-
                                     cember 1993); Vice President
                                     and Chief Financial Officer of
                                     the Company from 1989 to 1993.
Thomas E. Doyle(2).........  65    Vice President (since 1972) and     1951     271,730       2.0%
                                     Secretary-Treasurer (since 1965)
                                     of the Company; Chairman of the
                                     Board, Placer Savings Bank, Au-
                                     burn, California.
Ralph E. Hoeper............  69    President, Foresthill Telephone     1987      30,771          *
                                     Company, Foresthill,
                                     California.
John R. Roberts III........  42    Executive Director (since 1990),    1993       9,669          *
                                     California Rice Industry
                                     Association; Executive Director
                                     (from 1984 to 1990), Sacramento
                                     Metropolitan Chamber of
                                     Commerce; Director, Meta
                                     Information Services, Inc.,
                                     Sacramento, California.
All Directors and Officers
  as a group (6 persons)...                                                     638,664       4.8%

- - ----------

       * Less than 1.0%.

     (1) Each beneficial owner has shared voting and investment power unless otherwise noted.

     (2) Robert L. Doyle and Thomas E. Doyle are brothers.

     (3) Included in Robert L. Doyle's share ownership figure are 134,925 shares in respect of which he has sole voting and investment power.

     (4) Included in Brian H. Strom's share ownership figure are 4,854 shares in respect of which he has sole voting and investment power.

     Directors were compensated by a fee of $1,000 per month during 1993.

                             EXECUTIVE COMPENSATION

     The following table sets forth the executive compensation paid during the years ended December 31, 1993, 1992 and 1991 to all officers of the Company who earned more than $100,000 in combined salary and bonus in 1993:

                           Summary Compensation Table

                                                        ANNUAL COMPENSATION
                                                  --------------------------------
                                                                     OTHER ANNUAL     ALL OTHER
               NAME AND                            SALARY    BONUS  COMPENSATION(2) COMPENSATION(3)
        PRINCIPAL POSITION(1)           YEAR        ($)       ($)        ($)             ($)
- - --------------------------------------  -----     --------   ------ --------------  --------------
Robert L. Doyle.......................   1993      347,775     --        9,685          22,000
  Chairman of the Board                  1992      337,236     --        6,235          22,000
  of Directors                           1991      285,501     --        6,235          20,750
Brian H. Strom........................   1993      201,385     --        1,080          10,000
  President and                          1992      195,463     --          795          10,000
  Chief Executive Officer                1991      163,454     --          415           7,346
A. A. Johnson.........................   1993      201,865     --        8,480          10,000
  Executive Vice President and           1992      195,843     --        6,235          10,000
  Chief Operating Officer                1991      163,934     --        5,370           8,234

- - ------------

(1) On December 22, 1993, Brian H. Strom, former Vice President and Chief Financial Officer of the Company was elected President and Chief Executive Officer and A. A. Johnson, former Vice President, Operations of the Company was elected Executive Vice President and Chief Operating Officer. Robert L. Doyle continues to serve as Chairman of the Board of Directors, a position he held in addition to his service in 1993 as President and Chief Executive Officer until the date above.

(2) Other annual compensation consists of gross-up payments to officers and other employees for tax liability incurred in connection with imputed premiums in respect of life insurance coverage in excess of $50,000.

(3) Reflects employer contributions to the Company's Retirement Supplement Plan and, in respect of Robert L. Doyle, director's fees in the amounts of $12,000, $12,000 and $10,750 for the years ended December 31, 1993, 1992 and
    1991, respectively. See "Retirement Supplement Plan" and "Election of Directors" for further information.

Retirement Supplement Plan

     The Company has a Retirement Supplement Plan in which all employees of the Company are eligible to participate after one year of service. Under the Retirement Supplement Plan, eligible employees of the Company are allowed to contribute to the plan not more than 6% of their annual compensation as an "employee savings contribution." In addition, eligible employees may also contribute to the plan not more than 10% of their annual compensation as an "employee retirement contribution." Generally, in accordance with Section 401(k) of the Internal Revenue Code, an employee who makes an employee retirement contribution reduces by the amount of such contribution the amount of his or her taxable income that is otherwise currently reportable for Federal tax purposes. The Company will make employer contributions to the plan equal to 50% of the employee's aggregate savings and retirement contributions. Subject to plan limitations on total contributions and Company matching contributions, an employee may elect to make either a savings contribution or a retirement contribution, or both. Employees may voluntarily withdraw their employee savings contributions upon appropriate notice to the Company, but must reach the age of 59 1/2, or alternatively, demonstrate a financial hardship to withdraw their employee retirement contributions. Employees are always fully vested in employer retirement contributions, and become vested in employer savings contributions at the rate of 20% per each year of service or fully vested upon death, disability or the reaching of age 65. Distribution from the plan occurs generally upon termination of employment.

Pension Plan

     The Company has a Pension Plan in which all employees are eligible to participate after completing one year of service. Benefits under the plan are a function of a participant's years of service with the Company and the employee's average annual compensation during the period of the five consecutive years in the last ten years of credited service in which annual compensation was the largest. The monthly retirement benefit payable under the plan will be adjusted on the basis of actuarial equivalents for a joint and survivor benefit and for optional forms of benefit, such as the early retirement benefit. Benefits become fully vested at age 65 or on the completion of 5 years of service, whichever first occurs, and are not subject to any deduction for Social Security or other offset amounts.

     While the Company may terminate the plan at any time, such termination will not deprive any participant or beneficiary of any vested accrued benefits under the plan to the extent such benefits are then funded.

     Since the Pension Plan is a defined benefit plan, funding is determined with respect to participants as a group and costs cannot be readily allocated to any individual participant. The ratio of 1993 plan contributions to estimated total covered compensation was 14.0%. Estimated total covered compensation has been determined by increasing the total base annual rate of compensation of plan participants at January 1, 1993 by 6.0%. Robert L. Doyle, Brian H. Strom and A.
A. Johnson are entitled to benefits under the Pension Plan, and at December 31, 1993, were credited with 40, 5 and 16 years of service, respectively, under the plan. The compensation covered by the Pension Plan for each participant is substantially similar to the sum of the salary and other annual compensation reported above for each executive officer. However, the plan's formula calculations notwithstanding, the Internal Revenue Code provided the following general limitations in 1993: (i) a maximum annual benefit of $115,641 (increased to $118,800 in 1994) assuming retirement at age 65, which also increases for each year retirement is deferred beyond age 65, and (ii) current covered compensation of $235,840 (decreased to $150,000 in 1994). Furthermore, such limitations have varied in prior years. As a result of the limitations, the calculation of annual benefits payable to Robert L. Doyle would be determined with reference to the 1993 current compensation limitation identified above rather than the inclusion of all of his annual compensation reported in the Summary Compensation Table above. The table below illustrates approximate benefits payable under the plan for the ranges of pay and periods of service indicated, assuming retirement at age 65 in 1994, and reduced to reflect the maximum benefit limitations imposed by the Internal Revenue Code (but without giving effect to the covered compensation limitations).

                                          ESTIMATED ANNUAL PENSION FOR
 HIGHEST CONSECUTIVE                     REPRESENTATIVE YEARS OF SERVICE
  FIVE-YEAR AVERAGE    -------------------------------------------------------------------
    COMPENSATION         15          20          25          30          35          40
- - ---------------------  -------     -------     -------     -------     -------     -------
     $100,000........  $26,250     $35,000     $43,750     $52,500     $61,250     $70,000
      125,000........   32,813      43,750      54,688      65,625      76,563      87,500
      150,000........   39,375      52,500      65,625      78,750      91,875     105,000
      175,000........   45,938      61,250      76,563      91,875     107,188     118,800
      200,000........   52,500      70,000      87,500     105,000     118,800     118,800
      225,000........   59,063      78,750      98,438     118,125     118,800     118,800
      250,000........   65,625      87,500     109,375     118,800     118,800     118,800
      300,000........   78,750     105,000     118,800     118,800     118,800     118,800
      400,000........  105,000     118,800     118,800     118,800     118,800     118,800

Compensation Committee Interlocks and Insider Participation

     The Company's Board of Directors in 1993 had no standing compensation committee. The equivalent functions were performed by the entire Board of Directors which included among its members two officers, Robert L. Doyle and Thomas E. Doyle, both of whom participated in deliberations of the Company's Board of Directors concerning officer compensation. In early 1994 the Board of Directors constituted a Compensation Committee of independent Directors. See "Election of Directors" for further information.

Report of the Board of Directors Concerning Compensation

     The Board of Directors, through 1993, was responsible for the Company's compensation program for its officers. In determining compensation, the Board of Directors considered:

          (i) operational goals and financial performance and the achievement of stockholder value, together with each officer's individual effectiveness in reaching those goals and achieving desirable financial performance and stockholder value;

          (ii) the years of service, skill levels and duties of the Company's officers giving effect to the limited number of officers and the resulting determination of increased responsibilities for the Company's officers in relation to other companies;

          (iii) the compensation earned by officers of other telephone and telecommunications companies;

          (iv) officer compensation at general industry companies of similar size to the Company within the Sacramento, California metropolitan area and in other areas of the United States with comparable cost-of-living and compensation levels; and

          (v) a report prepared in a prior year by independent compensation consultants.

     In addition, the Board of Directors, in establishing annual compensation, also considers that the Company does not pay annual bonuses to its officers, nor does it currently offer compensation incentives (such as stock-based benefits) typical at other general industry and telecommunications companies.

     The 1993 compensation awarded to Robert L. Doyle was comprised almost entirely of his salary. Determined late in 1992, Mr. Doyle's 1993 salary was based upon the Company's superior performance in 1992 during which the Company enjoyed record revenues and net income, experienced continuing growth in business and residential customers, and continued the implementation of ongoing technological enhancements and improvements. The determination of Mr. Doyle's 1992 compensation was accomplished with the assistance of an independent consulting firm. The Company's consultants, specialists in compensation matters, were contributors to a 1991 report prepared relating to compensation and related matters for other utilities and enterprises similarly situated to the Company. After consideration of the data presented in the report, and Mr. Doyle's performance for and contributions to the Company, the Board of Directors established his 1992 compensation. The 1993 compensation reflected a small increase in consideration of the continuing outstanding performance of the Company and cost-of-living adjustments consistent with Company practices for all employees.

     The foregoing report has been furnished by those members of the Board of Directors of the Company who served during the deliberation described, consisting of current Directors Robert L. Doyle, Thomas E. Doyle and Ralph E. Hoeper and former Directors C. Doulton Burner and Bill P. Sheppard.

                               EXECUTIVE OFFICERS

     The following table provides information regarding certain executive officers of the Company as of February 28, 1994:

                                                                              SHARES OF
                                          PRINCIPAL OCCUPATION AND             COMPANY     PERCENT
                                           BUSINESS EXPERIENCE FOR           BENEFICIALLY    OF
          NAME             AGE                 PAST FIVE YEARS                 OWNED(1)     CLASS
- - -------------------------  ---   ------------------------------------------- ------------  --------
Robert L. Doyle(2).......  75    Chairman of the Board of Directors;            291,047      2.2%
                                 President and Chief Executive Officer (1954
                                 to 1993)
Brian H. Strom(3)........  51    President and Chief Executive Officer            5,701      *
                                 (since December 1993); Vice President and
                                 Chief Financial Officer (1989 to 1993)
A. A. Johnson............  72    Executive Vice President and Chief              29,746      *
                                 Operating Officer (since December 1993);
                                 Vice President, Operations (1989 to 1993)

- - ----------

  * Less than 1.0%.

(1) Each beneficial owner has shared voting and investment power unless otherwise noted.

(2) Included in Robert L. Doyle's share ownership figure are 134,925 shares in respect of which he has sole voting and investment power.

(3) Included in Brian H. Strom's share ownership figure are 4,854 shares in respect of which he has sole voting and investment power.

Performance Graph

     The following graph shows a five year comparison of cumulative total shareholder return of the Company's Common Stock (assuming dividend reinvestment) with the Dow Jones Telephone Systems Index (a published index which includes 17 telecommunications companies) and Standard & Poor's ("S&P") 500 Stock Index. The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1988 in each of Roseville Telephone Company, the Dow Jones Telephone Systems Index, and S&P 500 Stock Index. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG ROSEVILLE TELEPHONE COMPANY,
                        DJ TELEPHONE SYSTEMS AND S&P 500

                                   ROSEVILLE
      MEASUREMENT PERIOD           TELEPHONE     DJ TELEPHONE    S&P 500 STOCK
    (FISCAL YEAR COVERED)           COMPANY      SYSTEMS INDEX       INDEX
1988                                       100             100             100
1989                                       163             160             132
1990                                       235             143             128
1991                                       277             159             166
1992                                       310             177             179
1993                                       344             211             197

                              INDEPENDENT AUDITORS

     Ernst & Young, the Company's auditors since 1960, has been selected by the Company as its independent auditors for the current year. A representative of Ernst & Young is expected to be present at the meeting to be available to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so.

                              COST OF SOLICITATION

     The total cost of preparing, assembling and mailing the proxy statement, the form of proxy, any additional material intended to be furnished to shareholders concurrently with the proxy statement, and any additional material relating to the same meeting or subject matter furnished to shareholders subsequent to the furnishing of the proxy statement, will be borne by the Company. The Company will, upon request, reimburse brokers and other nominees for costs incurred by them in mailing the proxy statement, the form of proxy and any additional material intended to be furnished to shareholders concurrently with the proxy statement to beneficial owners. In addition, officers and regular employees may solicit proxies by telephone or in person.

                    OTHER MATTERS AND SHAREHOLDER PROPOSALS

     As of this date, there are no other matters the management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to the management come before the meeting, those who shall act as proxies will vote in accordance with their best judgment.

     Proposals of shareholders intended to be presented at the 1995 Annual Meeting must be received by the Company not later than January 10, 1995 to be considered for inclusion in the Company's proxy statement.

Roseville, California, April 29, 1994.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                           (SIG)

                                                      ROBERT L. DOYLE
                                                   Chairman of the Board

                              ROSEVILLE TELEPHONE
                                    COMPANY

                                      PROXY

                                   SOLICITED
                                ON BEHALF OF THE
                                    BOARD OF
                               DIRECTORS FOR THE

                                 ANNUAL MEETING

                                 JUNE 17, 1994

THE UNDERSIGNED STOCKHOLDER HEREBY APPOINTS ROBERT L. DOYLE, BRIAN H. STROM, THOMAS E. DOYLE, RALPH E. HOEPER AND JOHN R. ROBERTS III OR ANY ONE OR MORE OF THEM, WITH FULL POWER OF SUBSTITUTION, TO ACT AS PROXY FOR AND TO VOTE THE STOCK OF THE UNDERSIGNED AT THE ANNUAL MEETING OF STOCKHOLDERS OF ROSEVILLE TELEPHONE COMPANY, TO BE HELD AT THE COMPANY'S INDUSTRIAL AVENUE FACILITY, 8150 INDUSTRIAL AVENUE, BUILDING A, ROSEVILLE, CALIFORNIA, ON JUNE 17, 1994, OR ANY ADJOURNMENT THEREOF ON THE MATTERS BELOW:

(1) Election of Directors:
     FOR ALL NOMINEES LISTED BELOW                   WITHHOLD AUTHORITY
     (except as marked to the contrary               to vote for all nominees listed
      below) / /                                     below / /

Instruction:  To withhold authority to vote for any individual nominee strike a line through that nominee's name

ROBERT L. DOYLE, THOMAS E. DOYLE, RALPH E. HOEPER, JOHN R. ROBERTS III,
                                BRIAN H. STROM

(2) In their discretion on any other business which may properly come before the meeting or any adjournment thereof;

all as set forth in the notice of said meeting and in the proxy statement, both dated April 29, 1994, the receipt of which is hereby acknowledged.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. WHERE NO SPECIFICATION IS MADE SUCH SHARES WILL
                      BE VOTED FOR PROPOSAL (1) HEREOF.

                          PLEASE DATE AND SIGN ON REVERSE SIDE            (OVER)

DATED: --------------- DAY OF ------------------, 1994.  SIGNED:

- - ------------------------------------------------------------------

- - ------------------------------------------------------------------
SIGNATURE OF STOCKHOLDER(S)

PLEASE DATE PROXY AND SIGN EXACTLY AS
NAME OR NAMES APPEAR AT LEFT. IF STOCK IS
REGISTERED IN THE NAME OF TWO OR MORE
PERSONS, EACH MUST SIGN. WHEN SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
TITLE AS SUCH. IF A CORPORATION, PLEASE
SIGN IN FULL CORPORATE NAME BY THE
PRESIDENT OR OTHER AUTHORIZED OFFICER. IF
A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
NAME BY AN AUTHORIZED PERSON.

           YOUR VOTE IS IMPORTANT, PLEASE FILL IN AND RETURN PROMPTLY